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                                                                     EXHIBIT 5.2


                                                                  March 21, 2002


Companhia Vale Do Rio Doce
Avenida Graca Aranha, No. 26
20005-900, Rio de Janeiro
RJ, Brazil


Ladies and Gentlemen,

I serve as general counsel of Companhia Vale do Rio Doce, a corporation (sociedade anonima) organized under the laws of the Federative Republic of Brazil (the "CVRD") and hereby render this opinion in connection with the Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission by CVRD and Vale Overseas Limited (the "COMPANY") for the purpose of registering under the United States Securities Act of 1933 (the "ACT") the Company's Series B 8.625% Enhanced Guaranteed Notes (the "NOTES"). The Notes are irrevocably and unconditionally guaranteed (the "GUARANTY") by CVRD. I have examined such matters of fact and law as I have deemed necessary or advisable for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that:

         1. The Notes have been duly authorized, executed and delivered by the Company.

         2. The Guaranty has been duly authorized, executed and delivered by CVRD.

         3. The statements in the prospectus constituting part of the Registration Statement under the caption "Enforcement of Civil Liabilities Against Non-U.S. Persons -- CVRD" insofar as such statements constitute summaries of the legal
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Companhia Vale Do Rio Doce                    2                   March 21, 2002

matters, documents or proceedings under the laws of the Federative Republic of Brazil, fairly summarize the matters referred to therein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to my name under the captions "Material Tax Consequences of the Exchange Offer", "Validity of the New Notes" and "Enforcement of Civil Liabilities Against Non-U.S. Persons -- CVRD" contained in the Prospectus in such Registration Statement.

Very truly yours,

/s/ Paulo Francisco de Almeida Lopes
Paulo Francisco de Almeida Lopes